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I. NATURE OF BUSINESS OF CLAIMANT AND EVERY SUBSIDIARY THEREOF

     MCN ENERGY GROUP INC.: MCN Energy Group Inc. (MCN or the Corporation) is a diversified energy holding company with markets and investments throughout North America and in Asia. MCN is organized under the laws of the state of Michigan and has its principal executive offices at 500 Griswold Street, Detroit, Michigan 48226. Except where otherwise indicated, the Corporation owns directly all of the outstanding common stock of MichCon Holdings, Inc., Citizens Gas Fuel Company (Citizens), Southern Missouri Gas Company (SMGC), MCN Investment Corporation (MCNIC) and various MCN financing companies. MCN's major business groups are Gas Distribution and Diversified Energy. Except where otherwise indicated, the companies set forth below are Michigan corporations located at 500 Griswold Street, Detroit, Michigan 48226.

                                GAS DISTRIBUTION

    MCN, through the following subsidiaries, operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States.

     A.  MICHCON HOLDINGS, INC. is the holding company (formed on September 9,
1998) for Michigan Consolidated Gas Company (MichCon) and MichCon Enterprises, Inc. MichCon is a public utility engaged in the distribution and transmission of natural gas in the state of Michigan. MichCon was organized in 1898 and, with its predecessors, has been in business for nearly 150 years. MichCon serves 1.2 million residential, commercial and industrial customers in the Detroit, Grand Rapids, Ann Arbor, Traverse City and Muskegon metropolitan areas and in various other communities throughout the state of Michigan. MichCon conducts substantially all of its business in the state of Michigan and is subject to the jurisdiction of the Michigan Public Service Commission (MPSC) as to various phases of its operations, including gas sales rates, service, and accounting. MichCon Enterprises, Inc., ( A non-regulated affiliate) was formed on September 9, 1998 to engage in non-regulated activities.

    Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MichCon.

    1. MichCon Power Company, Inc., formerly MichCon Guardian Corporation, was formed to participate in power generation projects. MichCon Power Company and DQE Energy Services intend to enter into a partnership to provide electricity, heating & cooling to the new Midfield terminal at the Detroit Metropolitan Airport.

    2. MichCon Development Corporation, through its various partnership arrangements, is engaged in the design, construction and management of Harbortown, a residential and small commercial development constructed along the Detroit River in Detroit, Michigan.

    3. Blue Lake Holdings, Inc. (Blue Lake), holds a 25% interest in Blue Lake Gas Storage Company, a partnership that has converted a depleted natural gas field in northern Michigan into a 46 Bcf natural gas storage field which it now operates.



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    4. MichCon Fuels Enterprises Company markets natural gas as a vehicular fuel and markets natural gas to residential and commercial customers through transportation pilot programs in Michigan. During the fourth quarter of 1998, Fuels Enterprises was transferred to MichCon Enterprises, Inc.

    5. MichCon Pipeline Company, through the subsidiaries below, is engaged in pipeline and gathering projects in Michigan.

       a.MichCon Gathering Company owns and operates the Antrim Expansion
         Pipeline.

       b.Saginaw Bay Pipeline Company is the 66% general partner in Saginaw Bay
         Area Limited Partnership, a partnership that operates a 126-mile pipeline which transports natural gas and natural gas liquids from reserves in east-central Michigan to natural gas processing plants in northern Michigan.

       c.Saginaw Bay Lateral Company is the 46% general partner in a partnership which owns and operates lateral pipelines interconnecting with the 126-mile pipeline previously described.

       d.Westside Pipeline Company invests in various pipeline and gathering assets in Michigan.

       e.Thunder Bay Gathering Company acquired a pipeline in December 1997, consisting of 44 miles of gathering lines situated in Alpena and Alcona Counties in northeast Michigan.

       f.MichCon Lateral Company was formed in 1997 to own, operate and construct natural gas pipelines and gathering systems in Michigan.

    6. Huron Pipeline Company was formed in 1996 to acquire an ownership interest in the ANR Link Pipeline, which transports natural gas to Canada through a pipeline owned by Niagara Gas Transmission Limited, a subsidiary of The Consumers Gas Co. Ltd.

       a.Huron Gas Services Company, formed in 1996, markets pipeline transportation services.

    7. Kalkaska Gas Storage Limited Partnership holds a 53.5% general partnership interest in the Cold Springs Gas Storage Limited Partnership in Kalkaska County, Michigan.

    Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MichCon Enterprises, Inc.:

    1. MichCon HVAC 1 Company was formed on September 14, 1998 to participate in the acquisition of Flame Furnace Company. MichCon HVAC 1 company is a wholly owned subsidiary of MCN. The direct relationship with MCN was done in order to qualify for tax advantage treatment under the Internal Revenue Code. It is management's intent to transfer the stock of MichCon HVAC 1 Company to MichCon Enterprises, Inc. in 1999.

       a.Flame Furnace Company, is engaged in heating, ventilation and air conditioning activities.

    2. MichCon HVAC, L.L.C. was formed on December 14, 1998 and is a single member L.L.C. and it's purpose is to hold the assets of HVAC 2 Company. MichCon HVAC 2 Company is a wholly owned subsidiary of MCN. The direct relationship with MCN was done in order to qualify for tax advantage treatment under the Internal Revenue Code. It is management's intent to transfer the stock of MichCon HVAC 2 Company to MichCon Enterprises, Inc. in 1999.

       a.MichCon HVAC 2 Company was formed to participate in the asset acquisition of Kopke Heating & Cooling, Inc. and is engaged in heating, ventilation and air conditioning activities.

    3. MichCon HVAC 3 Company was formed on September 22, 1998 to participate in the asset acquisition of Tri-Masters Heating & Cooling, Inc. and is engaged in heating, ventilation and air conditioning activities.

       a.Tri-Masters Heating & Cooling, Inc. is engaged in heating, ventilation and air conditioning activities.

B. CITIZENS GAS FUEL COMPANY: Citizens is a public utility engaged in the distribution of natural gas. Citizens' was organized in 1951 and, with its predecessors, has been in business for more than 140 years. Citizens serves approximately 15,000 residential, commercial and industrial customers in and around Adrian, Michigan. Citizens' principal executive offices are located at 127 N. Main Street, Adrian, Michigan 49221. Citizens' conducts all of its business in the state of Michigan and its rates are set by the Adrian Gas Rate Commission. Other various phases of its operations are subject to the jurisdiction of the MPSC.

C. SOUTHERN MISSOURI GAS COMPANY: MCN owns a 47.5% interest in Southern Missouri Gas Company, L.P. (SMGC) which is a public utility engaged in the distribution of natural gas. SMGC was organized in 1996 and with its


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    predecessors, has been in business since 1995. SMGC serves approximately
    7,000 residential, commercial, and industrial customers in southern Missouri. The principal executive offices of SMGC are located at 301 East 17th Street, Mountain Grove, Missouri 65711. SMGC conducts all of its business in the state of Missouri. Its rates and other various phases of its operations are subject to the jurisdiction of the Missouri Public Service Commission.




                               DIVERSIFIED ENERGY

D. MCN INVESTMENT CORPORATION: Organized in 1986, MCNIC is the holding company for MCN's various diversified energy subsidiaries. MCNIC, through its subsidiaries and joint ventures, provides gathering, processing and transmission services, invests in electric generation and distribution facilities, engages in energy marketing activities, storage services, engages in gas and oil exploration, development and production, and is involved in other energy-related businesses. Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MCNIC.

    Pipelines & Processing

        MCNIC's Pipelines & Processing businesses are involved in ventures that gather and transport natural gas from producing fields to processing plants and/or markets. This business also includes plants which process natural gas to remove CO2 and other impurities and recover natural gas liquids. Additionally this segment has an investment in a methanol production facility and other energy-related businesses.

    1. MCNIC Pipeline & Processing Company engages in pipeline and processing projects through the following subsidiaries and partnerships.
        a. MCNIC Offshore Pipeline & Processing Company holds a 33% interest in the Blue Dolphin System.
        b.          MCNIC Michigan Holdings, Inc.
                    i. MCNIC CSG Pipeline Company holds a 50% interest in Cardinal States Gathering.
                    ii. Bagley Processing Company (47% general partnership interest)
                    iii. Warner Treating Limited Liability Company (95%
                         interest)
                    iv. Terra-Westside Processing Company (85% interest) v.
                     v. ThunderBay Pipeline Company, L.L.C. (90% interest)
                        holds CO2 Processing Plants.
        c.          MCNIC East Coast Pipeline Company holds a 20% interest in
                    the 250 mile Portland Pipeline Project.
        d.          MCNIC Jonah Pipeline Company holds a 33% partnership
                    interest in Jonah Gas Gathering Company.
        e.          MCNIC Gulf Coast Gathering Company holds a 1% general
                    partnership interest in Copano Field Services, L.P.
        f. MCNIC Gulf Coast Limited, Inc. holds a 49% limited partnership interest in Copano Field Services, L.P., and a 90% limited partnership interest in CFS/Upper Gulf Coast, Copano Pipelines/Upper Gulf Coast, L.P., and CES/Upper Gulf Coast, L.P.
        g. MCNIC Mobile Bay Pipeline Company holds a 34.6% interest in Dauphin Island Gathering Partners.
        h. MCNIC Mobile Bay Processing Company holds a 42.8% interest in Mobile Bay Processing Partners.
        i. MCNIC South Texas Gathering Company holds a 1% general partnership interest in each of CFS/Copano Bay, L.P., CFS/South Texas, L.P. and CFS/Agua Dulce, L.P.
        j. MCNIC Upper Gulf Coast Pipeline & Processing Company holds a 1% interest in Copano Pipeline/ Upper Gulf Coast, L.P.
        k. MCNIC General Methanol Company holds a 1% general partnership interest in Lyondell Methanol Co. L.P.
        l. MCNIC Methanol Holdings Company holds a 24% limited partnership interest in Lyondell Methanol Co. L.P.
        m.          American Central Western Oklahoma Gas Company (40% interest)
        n.          Crown Asphalt Ridge, L.L.C. (75% interest)
        o.          Indiana Gathering, L.L.C. (69.5% interest)
        p. MCNIC East Texas Gathering Company holds a 39.9% limited partnership interest in American Central Eastern Texas Gas Company, L.P.
        q. MCNIC East Texas Pipeline & Processing Company holds a 0.1% general partnership interest in American Central Eastern Texas Gas Company, L.P.
        r. MCNIC CO2 Investment Company holds a 41.5% limited partnership interest in PSCO2, L.P., a CO2 pipeline project.
        s. MCNIC Permian Basin Company holds a 0.99% general partnership interest in PSCO2, L.P.
        t. MCNIC Rodeo Gathering Inc. holds a 25% interest in Keyes Helium Company, L.L.C.


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                    i. Keyes Helium Company, L.L.C. is a joint venture which
                    processes helium out of natural gas.
        u. Crown Asphalt Distribution, L.L.C. was formed to own and operate Asphalt Distribution & Processing Facilities.
        v. Bitter Creek, L.L.C. was formed to own and operate a gathering line in Campbell County.
        w. MCNIC Millennium Company was formed to participate in the Millenium Pipeline Project.
        x. MCNIC Vector Pipeline was formed to hold a limited partnership interest in Vector Pipeline, L.P., A Delaware Limited Partnership, which will construct, own and operate the Vector Pipeline Project.
        y. CRC Holdings, L.L.C. was formed as a holding company for the following companies:
                      i.   CRC No. 1 L.L.C.
                      ii.  CRC No. 2 L.L.C.
                      iii. CRC No. 3 L.L.C.
                      iv.  CRC No. 4 L.L.C.
                      v.   CRC No. 5 L.L.C.
                      vi.  CRC No. 6 L.L.C.

Electric Power

         MCNIC's Electric Power businesses pursue electric generation and distribution opportunities throughout North America and in Asia.

    2. MCNIC Power Company pursues domestic and international power generation related opportunities.

       a. CDC Ada, Inc. is a 49% limited partner in Ada Cogeneration Limited Partnership, which owns and operates a 30 megawatt (MW) natural gas-fueled cogeneration facility in western Michigan.

       b. MCNIC Ada GP, Inc. was formed in 1996 and holds a 1% general partnership interest in the Ada Cogeneration Limited Partnership.

       c. Ludington Cogeneration Co. is the 1% general partner in Michigan Power L.P., a joint venture that built and operates a 123 MW natural gas-fueled cogeneration plant in western Michigan.

       d. Ludington Cogeneration Holdings, Ltd. is a 49% limited partner in the 123 MW cogeneration plant mentioned above.

       e. Summit Computing, Inc., a Delaware corporation, holds a 99% limited partnership interest in Source Midland Limited Partnership. Source Midland Limited Partnership has an 23.1% general partnership interest in the Midland Cogeneration Venture Limited Partnership.

       f. Source Cogeneration Company, a Delaware corporation, holds a 1% general partnership interest in Source Midland Limited Partnership.

       g. Mobile Bay Energy, L.L.C. is constructing a 40 MW cogeneration facility in Alabama (50% interest).

       h. MCNIC Person GP, Inc. was formed to hold a 94% interest in Cobisa-Person Limited Partnership, a Delaware LP.

       i. South Norwalk Power Partners, L.L.C. was formed on March 2, 1998. The Michigan Limited Liability Company was formed to participate in power projects.

Energy Marketing

    MCNIC's Energy Marketing businesses pursue opportunities throughout the Midwest, Gulf Coast and Northeast regions of the United States and eastern Canada.

    3. CoEnergy Trading Company is engaged in the purchase and sale of natural gas to large-volume gas users and gas and electric utilities in Michigan, the Midwest, the eastern United States and Canada. CoEnergy Trading Company holds a 50% interest in the following:

       a. U.S. CoEnergy Services, a Wisconsin general partnership
       b. Torch CoEnergy, L.L.C.
       c. DTE-CoEnergy, L.L.C.


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    4. CoEnergy Canadian Holdings, Ltd., a New Brunswick corporation, was formed to market and sell natural gas in Canada and the northeastern United States.

    5. CoEnergy Supply Company engages in the purchase and sale of natural gas, a portion of which is produced by subsidiaries of MCNIC Oil & Gas Company.

    6. MCNIC Gas Storage Company engages in the storage of natural gas.

       a.South Romeo Gas Storage Company, a Michigan partnership in which MCNIC
         Gas Storage Company has a 50% interest, owns and operates the Washington 28 Gas Storage Field, a 10 Bcf storage field in southeastern Michigan which provides storage services to MCNIC's Energy Marketing and Electric Power operations. South Romeo Gas Storage Company holds a 33% interest in South Romeo Gas Storage Corporation.

       b.W-10 Holdings, Inc., holds a 40% interest in Washington 10 Storage
         Partnership, a partnership that is developing and will operate the Washington 10 Storage Field, a 42 Bcf storage field in southeastern Michigan. Washington 10 Storage Partnership owns Washington 10 Storage Corporation.

       c.The Orchards Golf Limited Partnership, a Michigan partnership in which MCNIC Gas Storage Company has a 50% interest, developed, owns and operates a residential community and golf course on 520 acres of land above the South Romeo gas storage field in southeastern Michigan.

Exploration & Production

   7. MCNIC Oil & Gas Company (MOG) is engaged in natural gas and oil exploration, development and production in the Midwest/Appalachia, Midcontinent/Gulf Coast and Western regions of the U.S. MCN is committed to the sale of its exploration and production properties and expects the sale to be completed in mid-1999. Accordingly, MOG has been accounted for as discontinued operations. The following companies are direct subsidiaries of MOG:
        a.          Appalachia Acquisition Properties, Inc.
        b.          Elmira Antrim Company
        c.          GeoTrend Exploration, Inc.
        d.          Green Oak Development Company
        e.          Green River Antrim Company
        f.          Gulf Coast Acquisition Properties, Inc.
        g.          Otsego Exploration Company, L.L.C.
        h. MCNIC Enhanced Production, Inc. has a 75% interest in Otsego EOR, L.L.C.
        i.          MCNIC Oil & Gas Midcontinent, Inc.
        j.          MCNIC Oil & Gas Canada, Inc. (a New Brunswick corporation)
        k.          MCNIC Oil & Gas Properties, Inc.
                    i. SEM, a 50% owned joint venture, was established to buy and sell E&P Properties.
        l. MCNIC Oil & Gas Reid Properties, Inc. (a Delaware corporation)
                    i. Appalachian Methane, Inc., a Delaware corporation, holds a 50% interest Buchanan Production Co., a Virginia general partnership.
                    ii. Appalachian Operators, Inc., (a Delaware corporation) holds a 50% interest in Buchanan Production Co., a Virginia general partnership.
                    iii.  MCNIC Oakwood Gathering, Inc. (a Delaware corporation)
        m.          MCNIC West Coast Company
        n.          Warner Antrim Company
        o.          MCNIC Oil & Gas CV Company
        p.          Michigan Acquisition Properties, Inc.
        q.          Midcontinent Acquisition Properties, Inc.
        r.          Pageant Corporation
        s.          Rockies Acquisition Properties, Inc.



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     Other

     8. MCNIC International Holdings and MCNIC-GP International Holdings, each of Grand Cayman, Cayman Islands, hold a 99% and 1% interest, respectively, in IG-ONE LTD of Port-Louis, Mauritius. IG-ONE LTD. has a 40 percent interest in Torrent Power Limited, a joint venture with Torrent Group of Ahmedabad, India. The joint venture is involved in the electric generation and distribution business in western India. IG -ONE LTD. also holds ownership interests in other power generation projects in India. In February 1998, MCN has agreed to sell its interest in TPL to Torrent Group of India.

     9. MCNIC Nepal Limited holds a 90% ownership interest in a 36 MW hydroelectric power project in Nepal.

    10. Colombia Holdings was formed to be the shareholder of MCNIC Colombia International, which had been expected to invest in an urea processing plant in Colombia.

    11. Bridgewater Holdings, Inc. holds a limited partnership interest in Bridgewater Place, a Grand Rapids, Michigan office building.

    12. Combustion Concepts, Inc. holds patents for the development of pressurized combustion technologies which provide increased fuel efficiency, heat uniformity and compactness of equipment.

Financing Companies

E. MCN MICHIGAN LIMITED PARTNERSHIP (MCN Michigan): MCN is the 1% general partner in MCN Michigan, a Michigan limited partnership. MCN Michigan exists for the sole purpose of issuing its limited partnership interests in the form of preferred securities and investing the gross proceeds thereof in MCN debt securities.

F. MCN FINANCING I: MCN is the sole owner of MCN Financing I, a Delaware Business Trust. MCN Financing I exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.

G. MCN FINANCING II: MCN is the sole owner of MCN Financing II, a Delaware Business Trust. MCN Financing II exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.

H. MCN FINANCING III: MCN is the sole owner of MCN Financing III, a Delaware Business Trust. MCN Financing III exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.

I. MCN FINANCING IV: MCN is the sole owner of MCN Financing IV, a Delaware Business Trust. MCN Financing IV exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.

J. MCN FINANCING V: MCN is the sole owner of MCN Financing V, a Delaware Business Trust. MCN Financing V exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities. During 1998, MCN Financing V redeemed all outstanding shares of the preferred securities.

K. MCN FINANCING VI: MCN is the sole owner of MCN Financing VI, a Delaware Business Trust. MCN Financing VI exists for the sole purpose of issuing preferred securities and investing the gross proceeds thereof in MCN debt securities.

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